SUB-ITEM 77Q2.

MR. MICHAEL SCHATT, A VICE PRESIDENT OF THE FUND,
REPORTED ON FORM 5 ONE PURCHASE THAT WAS REQUIRED
TO BE REPORTED ON FORM 4 AND MR. DAVID J. VITALE, A
DIRECTOR OF THE FUND WAS LATE IN FILING A FORM 3.